UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________
FORM 8-K
_______________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 25, 2016
_______________________________________________
Perrigo Company plc
(Exact name of registrant as specified in its charter)
_______________________________________________

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	-
(Address of principal executive offices)	(Zip Code)
+353 1 7094000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
On April 25, 2016, Perrigo Company plc (the “Company”) announced certain preliminary results for its first quarter ended April 2, 2016. Net sales for the quarter are expected to be $1.33 - $1.35 billion. Adjusted diluted EPS is expected to be $1.71 - $1.77 per share, assuming a tax rate of approximately 14%, based on preliminary estimates. These quarterly estimates, which are unaudited, are based on management’s preliminary financial analysis.

The preliminary results include certain non-GAAP measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of income, balance sheets or statements of cash flows of the company. The Company has provided a reconciliation to the extent practicable for adjusted diluted earnings per share to the most directly comparable U.S. GAAP measure for this non-GAAP measure.

The Company adjusts for the items listed below when monitoring and evaluating the on-going financial results and trends of its business, and believes that presenting operating results excluding these items is also useful for investors, since it provides important insight into the Company’s on-going core business operations on a normalized basis. Management uses adjusted financial data for planning and forecasting in future periods, including trending and analyzing the core operating performance of the Company’s business from period to period without the effect of the non-core business items indicated. Management also uses adjusted financial data to prepare operating budgets and forecasts and to measure the Company’s performance against those budgets and forecasts on a corporate and segment level.

Reconciling items to adjusted diluted earnings per share for the fiscal quarter ended April 2, 2016 include:

•	Acquisition-related amortization

•	Restructuring and related fees

•	Acquisition and integration-related fees

•	Equity method investment losses

•	Operating results related to held-for-sale businesses

•	Asset impairments*

•	Tax effect of non-GAAP adjustments, non-operational changes in deferred tax items and the effect of the use of tax attributes.

* In connection with the preparation of its financial statements for the quarter ended April 2, 2016, the Company identified indicators of impairment associated with certain indefinite-lived intangible assets within its Branded Consumer Healthcare business, previously Omega Pharma Invest N.V. which was acquired on March 30, 2015. The Company is in the process of assessing whether and to what extent an impairment exists and expects to complete its assessment and determine any impairment by May 12, 2016, the date the Company expects to announce earnings for the quarter and file its From 10-Q for the same period. At this time, the Company cannot estimate the range of the possible impairment and any such charges could be material and have a significant impact on the Company’s financial results.

PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES

Preliminary Q1 2016 Reported Diluted EPS [1]	$0.61 - $0.67

Adjustments:
Acquisition-related amortization	$1.13
Restructuring and related fees	0.06
Acquisition and integration-related expenses	0.03
Equity method investment losses	0.02
Operating results related to held-for-sale businesses	(0.01)
Tax effect of non-GAAP adjustments, non-operational changes in deferred tax items and the effect of the use of tax attributes	(0.13)

Preliminary Q1 2016 Adjusted Diluted EPS	$1.71 - $1.77

1 Does not reflect possible asset impairment described above.

Certain statements in this Current Report on Form 8-K are forward-looking statements. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including the timing, amount and cost of share repurchases, and the ability to execute and achieve the desired benefits of announced initiatives. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-KT for the six-month period ended December 31, 2015, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this Report are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The information in this Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

		By:	/s/ Todd W. Kingma
Dated:	April 25, 2016		Todd W. Kingma
Executive Vice President General Counsel and
Company Secretary